Exhibit 4.11

Execution Version

MINDSPEED TECHNOLOGIES, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

6.75% CONVERTIBLE SENIOR NOTES DUE 2017

INDENTURE

DATED AS OF

JUNE 19, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

SCHEDULES

Additional Shares Table	Sch. A-1

EXHIBITS

Form of Note	A-1
Form of Transfer Certificate	B-1
Restricted Stock Legend	C-1
Form of Notation of Guarantee	D-1
Form of Supplemental Indenture to be Delivered by Subsequent Guarantors	E-1

INDENTURE, dated as of June 19, 2012, between MINDSPEED TECHNOLOGIES, INC., a Delaware corporation (“Company” as more fully set forth in Section 1.01), each of the Guarantors (as more fully set forth in Section 1.01) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (“Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 6.75% Convertible Senior Notes due 2017:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

Act:

The term “Act,” with respect to any Holder, has the meaning specified in Section 1.03.

Additional Interest:

The term “Additional Interest” means the additional interest payable pursuant to Section 4.03(a), Section 4.03(b) and Section 6.02(b). Unless the context otherwise requires, all references to interest include Additional Interest, if any, payable pursuant hereto.

Additional Notes:

The term “Additional Notes” means an unlimited aggregate principal amount of additional Notes that may be issued by the Company under this Indenture as part of the same series as the Initial Notes; provided that, if any such additional Notes are not fungible with the Initial Notes for U.S. federal income tax and securities laws purposes, such additional Notes shall have a separate CUSIP number. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture and would vote together as one class on all matters with respect to the Notes.

Additional Shares:

The term “Additional Shares” has the meaning specified in Section 10.01(b).

Adjustment Determination Date:

The term “Adjustment Determination Date” has the meaning specified in Section 10.04(k).

Adjustment Event:

The term “Adjustment Event” has the meaning specified in Section 10.04(k).

Affiliate:

The term “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

applicable Conversion Price:

The term “applicable Conversion Price” means the Conversion Price in effect at any given time, subject to adjustments described in the Indenture.

applicable Conversion Rate:

The term “applicable Conversion Rate” means the Conversion Rate in effect at any given time, subject to adjustments described in the Indenture.

Applicable Procedures:

The term “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

Authenticating Agent:

The term “Authenticating Agent” has the meaning specified in Section 2.02.

Averaging Period:

The term “Averaging Period” has the meaning specified in Section 10.04(e).

Bankruptcy Law:

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S. law for the relief of debtors.

Board of Directors:

The term “Board of Directors” means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

Board Resolution:

The term “Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

Business Day:

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

Capital Stock:

The term “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

Certificated Notes:

The term “Certificated Notes” means Notes that are in registered definitive form.

Close of Business:

The term “Close of Business” means 5:00 p.m., New York City time.

Common Stock:

The term “Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of Capital Stock of the Company into which such shares of common stock are reclassified or changed after the date hereof, or in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

common stock:

The term “common stock” means, with respect to any Person, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such Person.

Company:

The term “Company” means Mindspeed Technologies, Inc., a Delaware corporation, and also includes its successors and assigns.

Company Order:

The term “Company Order” means a written order signed in the name of the Company by the Chairman of the Board of Directors or the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company, and delivered to the Trustee.

Company’s Filing Obligations:

The term “Company’s Filing Obligations” has the meaning specified in Section 6.02(b).

Conversion Agent:

The term “Conversion Agent” has the meaning specified in Section 2.03.

Conversion Date:

The term “Conversion Date” has the meaning specified in Section 10.02(d).

Conversion Obligation:

The term “Conversion Obligation” has the meaning specified in Section 10.01(a).

Conversion Price:

The term “Conversion Price” means at any time an amount equal to $1,000 divided by the applicable Conversion Rate at such time.

Conversion Rate:

The term “Conversion Rate” has the meaning specified in Section 10.01(a).

Corporate Trust Office:

The term “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered, which at the date of this Indenture is located at 707 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Services — Administrator for Mindspeed Technologies, Inc. 6.75% Convertible Senior Notes due 2017.

Credit Facility:

The term “Credit Facility” means that certain Loan and Security Agreement, dated as of February 6, 2012, by and between the Company and Silicon Valley Bank, as amended by First Amendment to Loan and Security Agreement, dated as of June 12, 2012, by and between the Company and Silicon Valley Bank.

Custodian:

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Default:

The term “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 6.01.

Defaulted Interest:

The term “Defaulted Interest” has the meaning specified in Section 11.02.

Depositary:

The term “Depositary” means, with respect to the Notes of any series issuable in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.01(c) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” means each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series means the Depositary with respect to the Notes of that series.

Discharge:

The term “Discharge” has the meaning specified in Section 8.01.

Discounted Average Stock Price:

The term “Discounted Average Stock Price” means the product of 0.97 and the average of the Last Reported Sale Prices of the Common Stock for the five Trading Days immediately preceding, and including, the third Trading Day immediately prior to the Conversion Date or Redemption Date, as applicable; provided that, in no event shall the Discounted Average Stock Price be less than $3.00 (subject to adjustment in the same manner as the Conversion Prices are adjusted pursuant to Section 10.04).

Distributed Property:

The term “Distributed Property” has the meaning specified in Section 10.04(c).

DTC:

The term “DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

Effective Date:

The term “Effective Date” means the date a Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective.

Event of Default:

The term “Event of Default” has the meaning specified in Section 6.01.

Ex-Date:

The term “Ex-Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

Exchange Act:

The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Expiration Date:

The term “Expiration Date” has the meaning specified in Section 10.04(e).

Free Trade Date:

The term “Free Trade Date” means the date that is the one-year anniversary of the Last Original Issuance Date.

Freely Tradable:

The term “Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes, that such Notes or such shares of Common Stock, as applicable, (i) are eligible to be sold by a Person who has not been an “affiliate” (within the meaning of Rule 144) of the Company during the three months immediately preceding the date of the proposed transfer without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a restricted security legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable Depositary.

Fundamental Change:

The term “Fundamental Change” will be deemed to have occurred at the time after the Issue Date that any of the following occurs:

(1) a “person” or “group” (other than the Company or its Subsidiaries) within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets other than any transaction described in clause (B) below; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) above, as the case may be, in which the holders of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee, or, in either case, the parent thereof, immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not, in either case, be a Fundamental Change pursuant to such clause (B);

(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company, provided, however, that a liquidation or dissolution that is part of a transaction described in clause (2)(B) above that is not a Fundamental Change pursuant to such clause (2)(B) shall not be a Fundamental Change pursuant to this clause (3); or

(4) the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the Reference Property (subject to the provisions of Section 10.01 and Section 10.02).

Fundamental Change Expiration Time:

The term “Fundamental Change Expiration Time” has the meaning specified in Section 3.01(b)(ix).

Fundamental Change Repurchase Date:

The term “Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

Fundamental Change Repurchase Notice:

The term “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(i).

Fundamental Change Repurchase Price:

The term “Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

Fundamental Change Repurchase Right Notice:

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 3.01(b).

GAAP:

The term “GAAP,” with respect to any computation required or permitted hereunder, means generally accepted accounting principles in effect in the United States of America which are applicable at the date of such computation and which are consistently applied for all applicable periods.

Global Note:

The term “Global Note” means a Note that is in the form of the Note attached hereto as Exhibit A and registered in the Register in the name of the Depositary.

Global Notes Legend:

The term “Global Notes Legend” has the meaning specified in the form of Note attached hereto as Exhibit A.

Guarantee:

The term “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

Guarantor:

The term “Guarantor” means (i) any Subsidiary of the Company that provides a Guarantee of the Credit Facility, except for the Japanese Subsidiary, and their respective successors and assigns and (ii) and any future Subsidiaries of the Company that have the total assets of value greater than $3.0 million, except for the Japanese Subsidiary, which will provide a Guarantee of the Notes at such time, if any, that it has total assets of value greater than $10.0 million, and their respective successors and assigns that, in each case of (i) and (ii), executes a Note Guarantee in accordance with the provisions of this Indenture until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

Holder:

The term “Holder” means the Person in whose name the Note is registered in the Register.

Indebtedness:

The term “Indebtedness” means (i) indebtedness for borrowed money (excluding any obligations evidenced by any capital lease financing or purchase money financing) and (ii) obligations evidenced by notes, bonds, debentures or similar instruments.

Indenture:

The term “Indenture” or “this Indenture” means this instrument as amended or supplemented from time to time in accordance with the terms hereof.

Initial Notes:

The term “Initial Notes” means the $32,000,000 aggregate principal amount of the Notes issued under this Indenture on the Issue Date.

Initial Purchaser:

The term “Initial Purchaser” means Raymond James & Associates, Inc.

Interest Make-Whole Premium:

The term “Interest Make-Whole Premium” has the meaning specified in Section 10.01(c).

Interest Payment Date:

The term “Interest Payment Date” has the meaning specified in Section 11.01.

Issue Date:

The term “Issue Date” means June 19, 2012.

Japanese Subsidiary:

The term “Japanese Subsidiary” means Mindspeed Technologies, K.K.

Last Original Issuance Date:

The term “Last Original Issuance Date” means the last date of original issuance of the Notes, including any Additional Notes.

Last Reported Sale Price:

The term “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any Trading Day, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such Trading Day as reported in composite transactions for the principal United States national or regional securities exchange or market on which it is then listed or admitted for trading, if any. If the Common Stock or such other security is not so listed or admitted for trading on a United States national or regional securities exchange or market on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant Trading Day, as reported by the OTC Markets Group Inc. or another similar organization selected from time to time by the Company for that purpose. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

Make-Whole Fundamental Change:

The term “Make-Whole Fundamental Change” means a “Fundamental Change” (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof).

Make-Whole Premium:

The term “Make-Whole Premium” has the meaning specified in Section 12.01(a)(iii).

Market Disruption Event:

The term “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock by the primary U.S. national or regional securities exchange or market on which the Common Stock is then listed or admitted or in any U.S. options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the scheduled close of trading on such Scheduled Trading Day.

Maturity Date:

The term “Maturity Date” means, with respect to the Notes, June 15, 2017, unless earlier repurchased, redeemed or converted.

Merger Event:

The term “Merger Event” has the meaning specified in Section 10.10.

Note Guarantee:

The term “Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

Notes:

The term “Notes” means any of the Company’s 6.75% Convertible Senior Notes due 2017, as amended or supplemented from time to time, issued under this Indenture. Unless the context requires otherwise, all references to the Notes shall include the Initial Notes and the Additional Notes.

Notice of Conversion:

The term “Notice of Conversion” has the meaning specified in Section 10.02(d).

Notice of Redemption:

The term “Notice of Redemption” has the meaning specified in Section 12.03.

Obligations:

The term “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

Offering Memorandum:

The term “Offering Memorandum” means the preliminary offering memorandum for the offering and sale of the Notes, dated June 5, 2012, as supplemented by the related pricing term sheet.

Officer:

The term “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company or any other entity, as applicable.

Officer’s Certificate:

The term “Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee. The Officer signing the Officer’s Certificate given pursuant to Section 4.04 or Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

Open of Business:

The term “Open of Business” means 9:00 a.m., New York City time.

Opinion of Counsel:

The term “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.03 if and to the extent required by the provisions of such Section 14.03.

Paying Agent:

The term “Paying Agent” has the meaning specified in Section 2.03.

Person:

The term “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

Provisional Redemption:

The term “Provisional Redemption” has the meaning specified in Section 12.01(a)(i).

QIBs:

The term “QIBs” has the meaning specified in Section 2.01(a).

Record Date:

The term “Record Date” means any Regular Record Date or Special Record Date.

Redemption Date:

The term “Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 12.

Redemption Price:

The term “Redemption Price” has the meaning specified in Section 12.01(a)(ii).

Reference Property:

The term “Reference Property” has the meaning specified in Section 10.10.

Register:

The term “Register” has the meaning specified in Section 2.03.

Registrar:

The term “Registrar” has the meaning specified in Section 2.03.

Regular Record Date:

The term “Regular Record Date” has the meaning specified in Section 11.01.

Resale Restriction Termination Date:

The term “Resale Restriction Termination Date” has the meaning specified in the Restricted Notes Legend (with respect to the Notes) and in the Restricted Stock Legend (with respect to the Common Stock issuable upon conversion of the Notes, if any).

Responsible Officer:

The term “Responsible Officer” of the Trustee hereunder means any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in the case of any such officer, who shall have direct responsibility for the administration of this Indenture.

Restricted Notes:

The term “Restricted Notes” has the meaning specified in Section 2.06(b).

Restricted Notes Legend:

The term “Restricted Notes Legend” has the meaning specified in the form of Note attached hereto as Exhibit A.

Restricted Securities:

The term “Restricted Securities” has the meaning specified in Section 2.06(b).

Restricted Stock Legend:

The term “Restricted Stock Legend” means a legend in the form attached hereto as Exhibit C.

Rule 144:

The term “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

Rule 144A:

The term “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

Scheduled Trading Day:

The term “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

SEC:

The term “SEC” means the Securities and Exchange Commission or any successor thereto.

Securities Act:

The term “Securities Act” means the Securities Act of 1933, as amended.

Senior Credit Facility Debt:

The term “Senior Credit Facility Debt” means senior secured credit facility financing in an aggregate principal amount not to exceed $35,000,000 at any time outstanding (including any senior secured credit facility financing used to refinance any existing senior secured credit facility financing if after giving effect to such refinancing the aggregate principal amount of all such financings does not exceed $35,000,000).

Significant Subsidiary:

The term “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the Issue Date.

Special Record Date:

The term “Special Record Date” has the meaning specified in Section 11.02(a).

Spin-Off:

The term “Spin-Off” has the meaning specified in Section 10.04(c)(ii).

Stated Maturity:

The term “Stated Maturity” when used with respect to any Note or other Indebtedness or any installment of interest thereon, means the date specified as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Note or such Indebtedness or such installment of interest is due and payable.

Stock Price:

The term “Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate of the Notes to the extent required by Section 10.01(b), which shall be equal to (i) if holders of Common Stock receive only cash in such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

Subsidiary:

The term “Subsidiary” means, with respect to any Person, (i) a corporation, association or other business entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation, association or other business entity which ordinarily has or have voting power for the election of directors, managers or trustees of the corporation, association or other business entity, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

Successor Person:

The term “Successor Person” has the meaning specified in Section 5.01(a)(i).

Temporary Note:

The term “Temporary Note” has the meaning specified in Section 2.09.

Trading Day:

The term “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event.

Trustee:

The term “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

Uniform Commercial Code:

The term “Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

Unit of Reference Property:

The term “Unit of Reference Property” has the meaning specified in Section 10.10.

United States:

The term “United States” means the United States of America (including the States and Commonwealths thereof and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Valuation Period:

The term “Valuation Period” has the meaning specified in Section 10.04(c)(ii).

Section 1.02 Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency;

(7) “may” is not mandatory and shall not create any limitation; and

(8) unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Section 4.03(a), Section 4.03(b) and Section 6.02(b).

Section 1.03 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) The ownership of Notes shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II.

THE NOTES

Section 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Issuance of Notes. The Notes are being offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A, and shall be issued initially in the form of one or more Global Notes that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes.

So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law and subject to Section 2.06(d), all Notes will be represented by one or more Global Notes.

Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased on the applicable Schedule of Increases and Decreases, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

(c) Depositary.

The Depositary will be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note will be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Certificated Note or (iv) the Company and a beneficial owner of any Note so agree, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver (x) in the case of clause (iii) or (iv), a Certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes will be canceled.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note will be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest (including any Additional Interest), if any, the Interest Make-Whole Premium, if any, the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, on the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(d) Legends. Each Global Note shall bear the Global Notes Legend set forth in Exhibit A hereto.

(e) Book-Entry Provisions. This Section 2.01(e) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver Global Notes that (a) shall be registered in the name of the nominee of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially similar to those required by Section 2.01(d).

Section 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. At any time after the execution and delivery of this Indenture, the Company may deliver Notes (including Additional Notes) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in fully registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The Trustee may appoint authenticating agents (any such agent, an “Authenticating Agent”). The Trustee may at any time after the Issue Date appoint an Authenticating Agent acceptable to the Company to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in Minneapolis, Minnesota, where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 4.06. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 4.06.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar not a party to this Indenture. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any of its domestic wholly owned Subsidiaries may act as the Paying Agent, the Registrar, the Conversion Agent or a co-Registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the office of Wells Fargo Bank, National Association at 707 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Service, Account Manager for Mindspeed Technologies, Inc. 6.75% Convertible Senior Notes due 2017, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind or change the designation of the Paying Agent, the Conversion Agent and/or the Registrar or approve a change in the location through which any of them acts.

Section 2.04 Paying Agent and Conversion Agent to Hold Money and Securities in Trust. The Paying Agent or the Conversion Agent shall (or, if the Paying Agent or the Conversion Agent is not a party hereto, the Company shall require each Paying Agent or the Conversion Agent to agree in writing that such Paying Agent or such Conversion Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) all money and shares of Common Stock held by the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) in writing of any default by the Company in making any such payment or delivery. At any time during the continuance of any such default, the Paying Agent or the Conversion Agent (in each case, if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and deliver all shares of Common Stock so held in trust. If the Company or its domestic wholly owned Subsidiary acts as the Paying Agent or the Conversion Agent, it shall segregate the money and shares of Common Stock, as applicable, held by it as the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and hold it as a separate trust fund. The Company at any time may require a Paying Agent or a Conversion Agent to pay all money and deliver all shares of Common Stock held by it to the Trustee and to account for any funds and shares of Common Stock disbursed or delivered by the Paying Agent or the Conversion Agent. Upon complying with this Section 2.04, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for the money and, if applicable, shares of Common Stock delivered to the Trustee.

Section 2.05 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06 Transfer and Exchange.

(a) Upon (i) surrender for registration of transfer of any Note to the Registrar or any co-Registrar and (ii) satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company will execute, and the Trustee, upon receipt of a Company Order, will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.03. Whenever any Notes are so surrendered for exchange, the Company will execute, and the Trustee, upon receipt of a Company Order, will authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion will (if so required by the Company, the Trustee, the Registrar or any co-Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge will be imposed by the Company, the Trustee, the Registrar or any co-Registrar for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law.

Notwithstanding the foregoing, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 3 or subject to redemption in accordance with Article 12.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) Every Note that bears or is required under this Section 2.06(b) to bear the Restricted Notes Legend (the “Restricted Notes,” and together with any Common Stock issued upon conversion of the Notes and required to bear the Restricted Stock Legend, collectively, the “Restricted Securities”) will be subject to the restrictions on transfer set forth in this Section 2.06(b) and in such legend, unless such restrictions on transfer will be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the Resale Restriction Termination Date, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof) will bear the Restricted Notes Legend (or a legend in substantially similar form), unless such Note has been transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act as a result of which transfer such Note is no longer a “restricted security” (as defined in Rule 144), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Subject to Section 2.01(b), no transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the form of transfer certificate attached hereto as Exhibit B has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which will not bear the restrictive legend required by this Section 2.06(b) and will not be assigned a restricted CUSIP number.

Promptly following the Free Trade Date (or, subject to Section 4.03(b), the earliest practicable date thereafter that the Company shall reasonably determine that any Restricted Note no longer constitutes a “restricted security” (as defined under Rule 144)), the Company will notify the Trustee in writing that the Restricted Notes Legend no longer applies. Upon delivery of such notice, the Restricted Notes Legend will be deemed removed from the applicably Restricted Security. For any Global Note, the Company will, at the same time as it provides the foregoing notice to the Trustee, provide the Depositary an instruction letter for the Depositary’s mandatory exchange process (or any successor notice, form or action required pursuant to the Applicable Procedures) to the extent required to remove any Restricted Notes Legend.

The Company will promptly notify the Trustee and the Holders in writing after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(c) The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note will be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

A Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) will be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Trustee. Upon execution and authentication, the Trustee will deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee will have any responsibility or liability for any actions taken or not taken by the Depositary.

Neither the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note will bear the Restricted Stock Legend (or a legend in substantially similar form), unless the Note or such Common Stock has been previously transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act as a result of which transfer such Note or such Common Stock is no longer a “restricted security” (as defined in Rule 144), or unless otherwise agreed by the Company, with written notice thereof to the Trustee and any transfer agent for the Common Stock.

Any such Common Stock as to which such restrictions on transfer will have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the

Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which will not bear the restrictive legend required by this Section 2.06(d).

Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and such Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, a replacement Note if the requirements of Section 8–405 of the Uniform Commercial Code are met and such Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated and delivered under this Indenture except for those cancelled by the Trustee pursuant to Section 2.10, those delivered to the Trustee for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because an Affiliate of the Company holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer has been notified in writing to be so owned shall be so disregarded.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; provided that in no event shall both the replaced Note and the new Note issued under Section 2.07 be deemed to be outstanding at the same time.

If the Paying Agent holds, in accordance with this Indenture, on the Maturity Date, money or securities sufficient to pay Notes payable on such date, then immediately after the

Maturity Date, such Notes shall cease to be outstanding and interest (including Additional Interest), if any, on such Notes shall cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10 and required to be cancelled pursuant to Section 2.10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest (including Additional Interest), if any, shall cease to accrue on such Note.

Section 2.09 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Notes (“Temporary Notes”). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for Temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a Company Order, authenticate definitive Notes and deliver them in exchange for Temporary Notes.

Section 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion payment or cancellation and shall dispose of such cancelled Notes in its customary manner. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. Any Notes repurchased by the Company or its Subsidiaries shall be immediately cancelled and no longer outstanding under this Indenture.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including any Additional Interest), the Interest Make-Whole Premium, the Fundamental Change Repurchase Price or the Redemption Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee and their respective agents shall be affected by notice to the contrary.

Section 2.12 CUSIP and ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee will use “CUSIP” and “ISIN” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.13 Purchases.

The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Holders. The Company shall cause any Notes so repurchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.10 and any Notes so repurchased by the Company shall be deemed to be no longer Outstanding under this Indenture.

ARTICLE III.

REPURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 3.01 Repurchase at Option of Holders upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Interest) thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after the Close of Business on a Regular Record Date and on or prior to the Close of Business on the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date (the “Fundamental Change Repurchase Price”).

Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder (if Notes are Global Notes, in accordance with Applicable Procedures) of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the form of Note attached hereto as Exhibit A between the date of the Fundamental Change Repurchase Right Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

If such Notes are Certificated Notes, each Fundamental Change Repurchase Notice shall state:

(i) the certificate numbers of Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

If such Notes are Global Notes, the Fundamental Change Repurchase Notice shall comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the Fundamental Change Repurchase Price to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.01(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day following the Effective Date of such Fundamental Change, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”), in the manner provided for in Section 14.01, of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders, arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change and whether such Fundamental Change is also a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate (including, if applicable, the number of Additional Shares), if any;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix) that the Holder must exercise the repurchase right on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(x) that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Fundamental Change Expiration Time; and

(xi) the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall issue a press release containing this above information and make such information available on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices, issue the foregoing press release or make the foregoing information available and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the Fundamental Change Expiration Time, specifying:

(i) if such Notes are Certificated Notes, the certificate numbers of the withdrawn Notes,

(ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, such notice must comply with any Applicable Procedures.

(d) The Company shall deposit with the Paying Agent, in accordance with Section 4.01, an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 3.01), and (y) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by this Section 3.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Paying Agent holds money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, in either case, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or transfer of the Notes.

(f) No Notes may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g) In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company shall, if required: (i) comply with the provisions of Rule 13e-4 under the Exchange Act, Rule 14e-1 under the Exchange Act and any other tender offer rules under the Exchange Act that may then be applicable; (ii) file a Schedule TO (or any successor schedule, form or report) to the extent required or any other required schedule under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes, in each case so as to permit the rights and obligations under this Section 3.01 to be exercised in the time and in the manner provided in this Indenture.

ARTICLE IV.

COVENANTS

Section 4.01 Payment of Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. The Company may, at its option, make payments in respect of the Notes by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of the Notes, by wire transfer in immediately available funds to that Holder’s account within the United States designated by such Holder in written notice to the Registrar by the Close of Business on the Regular Record Date or other record date relating to such payment, which notice shall remain effective until withdrawn by such Holder in a subsequent written notice to the Registrar) or, with respect to Global Notes, by wire transfer in immediately available funds. The Company shall make any required interest (including any Additional Interest) payments to the Person in whose name each Note is registered at the Close of Business on the Regular Record Date for such interest payment.

The Company shall, on or before each due date of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, the Interest Make-Whole Premium, if applicable, or accrued and unpaid interest, including Additional Interest, if any, on, the Notes or each date when delivery of shares of Common Stock and cash in lieu of any fractional shares of Common Stock are due upon conversion of a Note, as applicable, deposit with the Paying Agent or the Conversion Agent, as applicable, a sum sufficient to pay such principal (including the Redemption Price, if applicable, or the Fundamental Change Repurchase Price, if applicable), the Interest Make-Whole Premium, if applicable, or accrued and unpaid interest, including Additional Interest, if any, and such settlement obligations upon conversion, and (unless such Paying Agent or such Conversion Agent, as applicable, is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the applicable due date, such deposit must be received by the Paying Agent no later than 10:00 a.m., New York City time, on such date.

If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, the Interest Make-Whole Premium, if applicable, and accrued and unpaid interest, including Additional Interest, if any, on, the Notes, set aside, segregate and hold in trust as provided in Section 2.04 for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable), the Interest Make-Whole Premium, if applicable, and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, the Interest Make-Whole Premium, if applicable, or accrued and unpaid interest, including Additional Interest, if any, on, the Notes when the same shall become due and payable.

The principal, accrued and unpaid interest (including Additional Interest), if any, the Interest Make-Whole Premium, if applicable, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, of the Notes being repaid, repurchased or redeemed, if applicable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with the foregoing provisions of this Section 4.01, cash sufficient to pay all such amounts then due.

Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 4.02 SEC and Other Reports. The Company shall file any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than documents subject to confidential treatment and correspondence with the SEC) with the Trustee within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via the EDGAR system, provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing via the EDGAR system has occurred.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate).

Section 4.03 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the Original Issuance Date and ending on the Free Trade Date, the Company fails to timely file any periodic report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to any applicable extensions under Rule 12b-25 under the Exchange Act and other than current reports on Form 8-K), or the Notes are not otherwise Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than “affiliates” (within the meaning of Rule 144) of the Company or Holders that were “affiliates” (within the meaning of Rule 144) of the Company during the three months immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) the Company shall pay Additional Interest that will accrue on the Notes at a rate of 0.25% per annum and, beginning on the 91st day immediately following the first day the Company fails to file such information, at a rate equal to 0.50% per annum, in each case of the principal amount of Notes outstanding for each day during such period for which Company’s failure to file has occurred and is continuing through the earlier of (i) the Free Trade Date and (ii) the date all such missed filings have been made.

(b) In addition, if the Notes or the shares of Common Stock issuable upon conversion of the Notes do not become Freely Tradable by no later than the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay Additional Interest on the Notes at a rate of 0.25% per annum and, beginning on the 91st day immediately following the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), at a rate equal to 0.50% per annum, in each case of the principal amount of Notes outstanding until the Notes are Freely Tradable as described above.

(c) Any Additional Interest payable pursuant to this Section 4.03 will be in addition to any Additional Interest payable pursuant to Section 6.02(b). Whenever Additional Interest is accruing on a Regular Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Regular Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Regular Record Date, but has accrued since the immediately preceding Regular Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the later Regular Record Date to Holders of record on such later Regular Record Date.

In the event that the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Paying Agent of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Paying Agent to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of the Notes to become Freely Tradable on the Free Trade Date.

Section 4.04 Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2012) of the Company an Officer’s Certificate, stating whether or not to the knowledge of the signers thereof, there has occurred a Default during the previous fiscal year.

Section 4.05 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.06 Maintenance of Office or Agency. The Company will maintain in Minneapolis, Minnesota, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent (i) where Notes may be presented or surrendered for payment, (ii) where Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and (iii) where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of Wells Fargo Bank, National Association, at 608 2nd Avenue South, Minneapolis, MN 55479, Attention: Bondholders Communications for Mindspeed Technologies, Inc. 6.75% Convertible Senior Notes due 2017, shall initially be such office or agency for the purposes listed in clause (i) and (ii) above and the office of Wells Fargo Bank, National Association, at 707 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Services, Account Manager for Mindspeed Technologies, Inc. 6.75%

Convertible Senior Notes due 2017, shall initially be such office or agency for all the purposes listed in clause (iii) above. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.01.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

Section 4.07 Delivery of Certain Information. The Company shall furnish to Holders and beneficial owners and prospective purchasers of the Notes or shares of Common Stock issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.08 Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Section 10.04, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 4.09 Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 calendar days after becoming aware of the occurrence of any Default or any Event of Default under this Indenture, an Officer’s Certificate (which Officer’s Certificate shall not be required to include such statements included in Section 14.03) specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Section 4.10 Restriction on Resales. The Company shall not, and shall procure that no controlled affiliate (within the meaning of Rule 144) of the Company shall, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

Section 4.11 Debt Incurrence. After the date hereof, the Company shall not incur any Indebtedness secured by a lien on the Company’s assets or any Indebtedness that is senior to, or pari passu to, the Notes, or permit any Subsidiary to do so, other than Senior Credit Facility Debt and any Subsidiary Guarantees required thereunder or any other Indebtedness outstanding as of the Issue Date.

ARTICLE V.

SUCCESSOR PERSON

Section 5.01 When Company May Merge or Transfer Assets.

(a) The Company shall not consolidate with or merge with or into any other Person or sell, convey, transfer, lease or dispose of all or substantially all of its properties and assets to any other Person (other than to a Subsidiary of the Company that produces a Note Guarantee in connection with such transfer, lease or disposal or otherwise) in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(i) either (a) the Company is the surviving, resulting, or transferee Person (the “Successor Person”) or (b) if the Company is not the Successor Person, then either the Successor Person formed by such consolidation or with or into which the Company is merged or the Person to which the Company’s properties and assets are so transferred shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; provided, however, that the Successor Person, if not the “Company” hereunder, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Obligations of the Company under the Notes and this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied; provided, however, that in giving such Opinion of Counsel, such counsel may rely on an officer’s certificate as to compliance with the foregoing clause (ii) and as to any other matters of fact.

(b) The Successor Person formed by such consolidation into which the Company is merged or the Successor Person to which such sale, conveyance, transfer, lease, or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein; and thereafter, the Company shall be discharged from all Obligations and covenants under this Indenture and the Notes. Subject to Section 9.05, the Company, the Trustee and the Successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to the Notes shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 9.02:

(a) default in any payment of interest (including any Additional Interest) on any Note when due and payable and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any Note when due and payable at its Stated Maturity, upon redemption, upon required repurchase, declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into shares of Common Stock and pay cash in lieu of any fractional shares of Common Stock upon exercise of a Holder’s conversion right;

(d) failure by the Company to comply with its obligations under Section 5.01;

(e) failure by the Company to comply with its notice obligations under Section 3.01;

(f) failure by the Company for 60 calendar days to comply with any of its other agreements (other than a covenant or warranty Default in performance or whose breach is elsewhere in this Section 6.01 specifically provided for) contained in the Notes or this Indenture after written notice of such Default from the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes has been received by the Company;

(g) a default occurs under any other indebtedness for money borrowed by the Company or any Significant Subsidiary of the Company or any group of two or more Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company, the aggregate outstanding principal amount of which is an amount in excess of $10 million, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the outstanding Notes, which default (i) is caused by a failure to pay when due principal or interest in an amount in excess of $10 million on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged or (ii) results in the acceleration of such indebtedness because of a default with respect to such indebtedness without such indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled;

(h) a final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company or any group of two or more Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or any group of two or more of its Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any group of two or more of its Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries or any group of two or more Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company, seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any group of two or more Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive calendar days; or

(k) except as permitted under this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02 Acceleration; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing with respect to the Company, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon (including any Additional Interest) shall become immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, the principal of, and accrued interest (including any Additional Interest) on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

(b) Notwithstanding the foregoing, to the extent the Company’s elects, the sole remedy for an Event of Default specified in Section 6.01(f) relating to failure by the Company to comply with its obligations pursuant to Section 4.02 or Section 4.07 (the “Company’s Filing Obligations”), shall, for the first 180 days after the occurrence of such Event of Default (which will be the 61st calendar day after written notice is provided to the Company of the Default pursuant to Section 6.01(f)), consist exclusively of the right to receive Additional Interest at a rate equal to (i) 0.25% per annum of the principal amount of the outstanding Notes for each day during the 90-day period beginning on, and including the occurrence of such an Event of Default during which such Event of Default is continuing and (ii) 0.50% per annum of the principal amount of the outstanding Notes for each day during the 90-day period beginning on, and including the 91st day following, and including, the occurrence of such an Event of Default during which such Event of Default is continuing. On the 181st calendar day immediately following such Event of Default (if the Event of Default relating to the Company’s Filing

Obligations is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 6.02(a). This provision will not affect the rights of Holders in the event of the occurrence of any other Event of Default. Such Additional Interest, if so elected by the Company pursuant to this paragraph, shall be payable in the same manner and on the same dates as stated interest payable on the Notes. The Company may make such election by notifying, in the manner provided for in Section 14.01, the Trustee, the Paying Agent and the Holders of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided herein. If Additional Interest has been paid by the Company directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

In the event the Company does not elect to pay such Additional Interest or the Company elects to make such payment but does not pay such Additional Interest when due, the Notes will be immediately subject to acceleration as provided in Section 6.02(a).

Any Additional Interest payable pursuant to this Section 6.02(b) will be in addition to any Additional Interest payable pursuant to Section 4.03.

(c) This Section 6.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest (including any Additional Interest) upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and any Additional Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on such Notes that shall have become due solely by such acceleration or failure to deliver the consideration due upon conversion, shall have been cured or waived pursuant to Section 6.04, then and in every such case the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes, subject to Section 6.04, and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, the Interest Make-Whole Premium, if any, the Fundamental Change Repurchase Price, if any, or the Redemption Price, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Notes may waive, by written notice to the Trustee and without notice to any other Holder, an existing or past default and its consequences except (a) an Event of Default described in Sections 6.01(a) or 6.01(b) (other than any nonpayment of principal of the Notes that has become due solely by reason of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture), (b) a default in respect of a provision that, under Section 9.02, cannot be amended without the consent of each Holder or (c) an Event of Default described in Section 6.01(c). When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 and Section 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(a) such Holder shall have previously given to the Trustee written notice that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee pursue the remedy;

(c) such Holders shall have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of at least a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 calendar day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest), if any, the Interest Make-Whole Premium, if applicable, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, on or after the respective due dates expressed in such Holder’s Notes, and to convert the Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.06.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Additional Interest) to the extent lawful) and the amounts provided for in Section 7.06.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 7.06.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest), if any, payment of the Interest Make-Whole Premium, if applicable, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice, in the manner provided for in Section 14.01, that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company and each of the Guarantors (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money or shares of Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7, and the provisions of this Article 7 shall apply to the Trustee, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Responsible Officer shall have actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.02), it shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 calendar days or resign. Any Paying Agent, Registrar, Conversion Agent or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer (or written notice of it is received by the Trustee) the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 calendar days after it occurs; provided, however, that except in the case of a Default described in Section 6.01(a), (b) or (c), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders. The Company shall deliver to the Trustee, within 30 calendar days after the occurrence thereof, written notice of any events that would constitute a Default, the status of such events and the actions the Company is taking or proposing to take in respect thereof.

Section 7.06 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Responsible Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b) To secure the Company’s payment obligations in this Section 7.06, the Trustee and (only to the extent applicable) any predecessor Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest), if any, the Interest Make-Whole Premium, if applicable, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, on particular Notes.

(c) The Company’s payment obligations pursuant to this Section 7.06 shall survive the resignation or removal of the Trustee and the Discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.07 Replacement of Trustee. (a) The Trustee may resign at any time by notifying the Company in writing at least 30 calendar days prior to the proposed effective date of such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by notifying the Trustee in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

(d) If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.09 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.10 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII.

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes. When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been replaced pursuant to Section 2.07) and not theretofore canceled or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall have delivered to the Holders cash and (in the case of conversion) shares of Common Stock, as applicable, sufficient to pay, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.07) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date, Fundamental Change Repurchase Date, Redemption Date, upon declaration of acceleration or otherwise, and the Company shall have deposited with the Trustee cash sufficient to pay, in the opinion of a nationally recognized firm of certified public accountants, investment bank or appraisal firm, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.07) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest, including any Additional Interest, accrued and unpaid to such Maturity Date, Fundamental Change Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or deliver or cause to be paid or delivered all other sums payable and shares of Common Stock deliverable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts and any shares of Common Stock then due, including interest (and any Additional Interest) with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar under this Indenture), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 8.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture and Note Guarantees with respect to the Notes (such event, the “Discharge”); provided, however, the Company hereby agrees to reimburse the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar and to compensate the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any services thereafter reasonably and properly rendered by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar in connection with this Indenture.

Section 8.02 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and each Guarantor’s obligations under its Note Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

Section 8.03 Officer’s Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.01, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

ARTICLE IX.

MODIFICATION AND AMENDMENTS

Section 9.01 Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder or any other Person to:

(1) cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes that does not materially adversely affect Holders;

(2) provide for conversion rights of Holders and the Company repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of all or substantially all of the Company and the Company’s Subsidiaries’ property and assets, taken as a whole;

(3) evidence the succession of another Person to the Company or successive successions, and provide for the assumption of the Company’s obligations to the Holders in the event of a merge or consolidation, or sale, conveyance, transfer or lease of all of substantially all of the Company and the Company’s Subsidiaries’ property and assets, taken as a whole, and provide for the assumption by a successor Person of a Guarantor’s obligation under its Note Guarantee;

(4) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes

(5) add guarantee or additional obligors with respect to the Notes;

(6) secure the Notes;

(7) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(8) provide for the conversion of Notes in accordance with the terms of this Indenture;

(9) make any change that does not adversely affect the rights of any Holder;

(10) increase the Conversion Rate in accordance with the Indenture;

(11) comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(12) comply with the Applicable Procedures; or

(13) conform the provisions of this Indenture, the Notes and the Note Guarantee to the “Description of Notes” section in the Offering Memorandum, as set forth in an Officer’s Certificate.

For purposes of Section 9.01(13) above, the Trustee may rely on an Officer’s Certificate in determining that the changes effected in an amendment or supplement are made to conform the provisions of this Indenture, the Notes and the Note Guarantee to the “Description of Notes” section in the Offering Memorandum.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice, in the manner provided for in Section 14.01, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantee. However, without the consent of each Holder affected, an amendment to this Indenture, the Notes and the Note Guarantee may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate, or extend the stated time for payment, of interest (including Additional Interest, if any) on any Note;

(3) reduce the principal, or extend the Stated Maturity, of any Note;

(4) make any change that adversely affects the conversion rights of any Notes;

(5) reduce any Fundamental Change Repurchase Price or Redemption Price of any note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) change the place or currency of payment of principal or interest (including Additional Interest, if any) in respect of any Note;

(7) impair the right of any Holder to receive payment of principal of and interest (including Additional Interest, if any) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) adversely affect the ranking of the Notes as senior unsecured indebtedness of the Company;

(9) release any Guarantor from its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(10) make any change to the provisions of Section 6.04, this Section 9.02 or Section 9.03.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice, in the manner provided for in Section 14.01, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

Section 9.04 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.05 Trustee to Sign Supplemental Indentures. Upon the written request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture, the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

Section 9.06 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X.

CONVERSIONS

Section 10.01 Conversion Privilege and Conversion Rate.

(a) Upon compliance with the provisions of this Article 10, a Holder will have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of its Notes at any time prior to the Close of Business on the Second Scheduled Trading Day immediately preceding the Maturity Date, at a rate (the “Conversion Rate”) of 256.4103 shares of Common Stock (subject to adjustment by the Company as provided in Section 10.04) per $1,000 principal amount of the Notes (the “Conversion Obligation”). Notwithstanding the foregoing, no Holder may exercise such conversion right with respect to such Holder’s Notes to the extent the receipt of the Common Stock deliverable upon conversion of the Notes would cause such Holder or any Affiliate of such Holder or any syndicate or group including such Holder or such Affiliate that would be deemed to be a “person” under Section 13(d) of the Exchange Act to become the “beneficial owner” (as defined in Rule 13d-3) of more than 9.99% of the outstanding Common Stock. Any purported conversion of Notes in violation of the foregoing sentence will be void and the Notes purported to be converted will remain outstanding.

(b) In addition, if the Effective Date of a Make-Whole Fundamental Change occurs and a Holder elects to convert Notes in connection with such Make-Whole Fundamental Change, the Conversion Rate applicable to each $1,000 principal amount of Notes so surrendered for conversion will be increased by a number of additional shares of Common Stock (the “Additional Shares”) as described below. Settlement of Notes tendered for conversion with respect to which Additional Shares will be added to the Conversion Rate as provided in this Section 10.01(b) will be settled pursuant to Section 10.02(c). For purposes of this Section 10.01(b), any conversion of Notes shall be deemed to be “in connection with” a Make-Whole

Fundamental Change if the Notice of Conversion of the Notes is received by the Conversion Agent from, and including, the related Effective Date up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a transaction that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such transaction).

(i) The number of Additional Shares will be determined by the Company by reference to the table attached as Schedule A hereto, based on the Effective Date of such Make-Whole Fundamental Change and the relevant Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided, further, that if (1) the Stock Price is greater than $10.00 per share of Common Stock (subject to adjustment in the same manner as the Conversion Prices are adjusted pursuant to Section 10.04), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $3.00 per share (subject to adjustment in the same manner as the Conversion Prices are adjusted pursuant to Section 10.04), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 333.3333 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 10.04(a)).

(ii) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 10.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table will be adjusted in the same manner as the Conversion Rate as set forth in Section 10.04.

(c) In addition, on or after June 15, 2013, if the Last Reported Sale Price for 20 or more Trading Days in a period of 30 consecutive Trading Days ending within five Trading Days immediately prior to the date the Company receives Notice of Conversion exceeds the applicable Conversion Price in effect on each such Trading Day, the Company shall, in addition to delivering shares of Common Stock upon conversion by the Holder of the Notes (and cash in lieu of fractional shares) pursuant to Section 10.01(a), make a payment (the “Interest Make-Whole Premium”) in cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s option, equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding through the earlier of the date that is three years after the Company receives the Notice of Conversion and June 15, 2017.

If the Company elects to pay some or all of the Interest Make-Whole Premium in shares of Common Stock, the number of shares of Common Stock a Holder will receive will be that number of shares of Common Stock that have a value equal to the amount of the Interest Make-Whole Premium payment to be paid to such Holder in shares of Common Stock divided by the Discounted Average Stock Price. In addition, any such payment will be made in shares of Common Stock that do not constitute “restricted securities” (as defined in Rule 144). In addition, any such payment will be made in accordance with the continued listing requirements of the NASDAQ Global Select Market. In the event that the Company is prohibited under the listing requirements of the NASDAQ Global Select Market from delivering shares of Common Stock as payment for the Interest Make-Whole Premium, the Company shall make such payment of Interest Make-Whole Premium in cash.

Holders who convert their Notes pursuant to Section 10.01(b) above will not receive the Interest Make-Whole Premium but will instead receive Additional Shares.

Section 10.02 Exercise of Conversion Privilege.

(a) The Company may satisfy the Conversion Obligation by delivering shares of Common Stock and cash in lieu of any fractional shares of Common Stock based on the Conversion Rate then in effect and making any Interest Make-Whole Premium payment in accordance with Section 10.01(c).

(b) Any conversion of a Note will be deemed to have been effected on the Conversion Date for such Note, and, for any shares of Common Stock that the Company issues upon conversion and the Person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares as of the Close of Business on the Conversion Date. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes will terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein.

(c) For each $1,000 principal amount of Notes surrendered, on or prior to the third Trading Day following the Conversion Date, the Company will deliver to the converting Holder a number of shares of Common Stock equal to the applicable Conversion Rate on the Conversion Date, together with cash in lieu of fractional shares, if any, as described in Section 10.03 and the Interest Make-Whole Premium, if any, as described in Section 10.01(c).

(d) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder will (1) in the case of a Global Note, comply with the Applicable Procedure in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(j) and, if required, pay all taxes or duties required pursuant to Section 10.02(g), if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in the form of Note attached hereto as Exhibit A hereto (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay all taxes or duties required pursuant to Section 10.02(g), if any, and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(j). A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 10.02(d).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 3.01(c).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) Delivery of the amounts of shares of Common Stock and cash in lieu of any fractional shares of Common Stock and the Interest Make-Whole Premium, if any, owing in satisfaction of the Conversion Obligation will be made by the Company in no event later than the date specified in Section 10.02(c). The Company will make such delivery by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with cash in lieu of any fractional share).

(f) In case any Note shall be surrendered for partial conversion, the Company will execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(g) If a Holder submits a Note for conversion, subject to Section 10.07, the Company shall pay all documentary, stamp and other similar issue or transfer taxes or duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h) Except as provided in Section 10.04, no adjustment will be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 10.

(i) The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below or pursuant to Section 10.01(c) or Section 12.01(a)(iii). The Company’s settlement of the Conversion Obligation as described above will be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the Close of Business on a Regular Record Date, Holders of such Notes as of the Close of Business on the Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date; (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date; (iii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iv) with respect to any Conversion Date that occurs during the period from the Close of Business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.

Section 10.03 Fractions of Shares.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. No fractional share of Common Stock will be issued upon conversion of any Notes or Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Notes (or specified portions thereof), the Company will calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/10,000th of a share) in an amount based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).

Section 10.04 Adjustment of Conversion Rate. The Conversion Rate will be adjusted from time to time by the Company as follows; provided that the Company will not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a) In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR´	=	CRo	x	OS´ OSo

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be; and

OS´ = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment to the Conversion Rate made under the foregoing formula in this clause (a) will become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them for a period ending not more than 45 calendar days after the Ex-Date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR´	=	CRo	x	OSo + X OSo + Y

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such issuance;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such issuance;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such issuance;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if such Ex-Date for such issuance had not occurred.

(c) (i) In case the Company shall distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company, or rights, options or warrants entitling them to acquire Capital Stock of the Company or other securities (excluding: (w) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.04(a) or (b); (x) rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, continue to trade with the Common Stock and Holders will receive such rights together with any shares of Common Stock upon conversion as described in Section 10.04(n); (y) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.04(d); and (z) any dividend and distributions described below in this Section 10.04(c) with respect to Spin-Offs) (any such shares of Capital Stock, evidences of indebtedness or other assets or property of the Company, or rights, options or warrants entitling them to acquire shares of Common Stock subject to clauses (w) – (z) of the immediately preceding parenthetical, the “Distributed Property”), then the Conversion Rate will be increased based on the following formula:

CR´	=	CRo	x	SPo SPo – FMV

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such distribution;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as reasonably determined by the Board of Directors in good faith of the Distributed Property to be distributed with respect to each outstanding share of Common Stock as of the Ex-Date for such distribution.

Any increase made under the portion of this Section 10.04(c)(i) above will become effective immediately after the Open of Business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

(ii) With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR´	=	CRo	x	FMVo + MPo MPo

where,

CRo = the Conversion Rate in effect immediately prior to the Close of Business on the Ex-Date of such Spin-Off;

CR´ = the Conversion Rate in effect immediately after the Close of Business on the Ex-Date of such Spin-Off;

FMVo = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the Last Reported Sale Price set forth above as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading-Day period immediately following, and including, the Ex-Date of the Spin-Off (the “Valuation Period”); and

MPo = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such increase under the immediately preceding formula will be determined as of the Close of Business on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Date of the Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days following the Ex-Date of any Spin-Off, references within this Section 10.04(c)(ii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant conversion.

(d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of Common Stock, the Conversion Rate will be increased based on the following formula:

CR´	=	CRo	x	SPo SPo – C

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

SPo = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C = the amount in cash per share distributed to holders of shares of Common Stock in such dividend or distribution.

Such increase shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate will be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such cash dividend or distribution.

(e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR´	=	CRo	x	AC + (SP´ x OS´) OSo x SP´

where,

CRo = the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following and including, the Trading Day next succeeding the Expiration Date;

CR´ = the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following and including, the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration as reasonably determined by the Board of Directors in good faith paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OSo = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS´ = the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP´ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such increase in the Conversion Rate under this Section 10.04(e) shall be determined as of the Close of Business on the 10th Trading Day from, and including, the Trading Day next succeeding the Expiration Date but will be given effect as of the Open of Business on the Trading Day next succeeding the Expiration Date; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days following the Expiration Date of such tender offer or exchange offer, references within this Section 10.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Expiration Date and the relevant conversion.

(f) In addition to those required by Sections 10.04(a) through (e), and to the extent permitted by applicable law and subject to the listing standards of The NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to the Holder of each Note, in the manner provided for in Section 14.01, a written notice of such increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, subject to the listing standards of The NASDAQ Global Select Market, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Except as stated in this Indenture, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(h) Without limiting the foregoing Section 10.04(g), no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock, restricted stock or restricted stock units or options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv) for a change in the par value of the Common Stock;

(v) for accrued and unpaid interest, if any;

(vi) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 10.04(e);

(vii) for the sale or issuance of new shares of the Common Stock or securities convertible into or exercisable for shares of the Common Stock for cash, including at a price per share less than the fair market value thereof or otherwise, except as described in Sections 10.04(a) through Section 10.04(e), or in an acquisition (other than as described in Section 10.01(b)); or

(viii) for a third-party tender offer.

(i) The Company will not undertake any transaction that would result in its being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per share of Common Stock will be less than the par value of Common Stock.

(j) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (i) annually, on the anniversary of the Issue Date, (ii) on the Effective Date for any Make-Whole Fundamental Change and (iii) upon the Conversion Date.

(k) In any case in which this Section 10.04 provides that an adjustment will become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 10.04(e) (each, an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock together with cash for any fractional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction of a share of Common Stock pursuant to Section 10.03. For purposes of this Section 10.04(k), the term “Adjustment Event” means:

(i) in any case referred to in clause (1), the date any dividend or distribution of Common Stock, Distributed Property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any options, rights or warrants, and

(ii) in any case referred to in clause (2), the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) For purposes of this Section 10.04, subject to Section 10.04(c) hereof, the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but will not include shares of Common Stock held in the treasury of the Company.

(m) Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Price or any other price or rate under the Indenture over a span of multiple days (including with respect to the Stock Price), the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to each to account for any adjustment or multiple adjustments to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period when such Last Reported Sale Price or any other price or rate under the Indenture is to be calculated.

(n) To the extent that the Company has a preferred stock rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any Common Stock on the Conversion Date for their Notes the rights under the rights plan, unless prior to such Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock Distributed Property as described in Section 10.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.05 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company will compute the adjusted Conversion Rate in accordance with Section 10.04 and prepare an Officer’s Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and promptly file such certificate with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, the Company will provide a written notice to all Holders, in the manner provided for in Section 14.01, stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

Neither the Trustee nor any Conversion Agent will be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours.

Section 10.06 Company to Reserve Common Stock. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes (assuming, for such purpose, that all such conversions were effected in connection with a Make-Whole Fundamental Change).

Section 10.07 Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company will not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 10.08 Certain Covenants. Before taking any action which would cause an adjustment to the Conversion Rate that would result in reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock will be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

Section 10.09 Cancellation of Converted Notes. All Notes delivered for conversion will be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.10.

Section 10.10 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale. In the event of any:

(a) recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision, or combination for which an adjustment is made pursuant to Section 10.04(a));

(b) consolidation, merger or combination involving the Company;

(c) sale, conveyance, transfer or lease to another Person of all or substantially all of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d) any statutory share exchange,

in each case as a result of which holders of the outstanding Common Stock would be entitled to receive cash, securities or other property or assets (including cash or any combination thereof) (the type, amount and kind (and in the same proportions) of such cash, securities or other property or assets, the “Reference Property”, and the amount of Reference Property that a holder of one share of Common Stock is (or is deemed to be) entitled to receive in the applicable Merger Event, a “Unit of Reference Property”) for their shares of Common Stock (each such event, a “Merger Event”), then, at the effective time of such Merger Event, subject to the provisions of Section 10.01, the Company (or such successor, purchaser or transferee) shall execute and deliver to the Trustee a supplemental indenture to provide that without the consent of Holders, the right to convert each $1,000 principal amount of Notes based on a number of shares of Common Stock equal to the applicable Conversion Rate will be changed into the right to convert each $1,000 principal amount of Notes based on the Reference Property that the Holders would have been entitled to receive if such Holders had held a number of shares of Common Stock equal to the Conversion Rate then in effect immediately prior to these events.

For purposes of this Section 10.10, in the case of a Merger Event that causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property that a Holder of one or more shares of Common Stock would have been entitled to receive in such Merger Event (and based on which the Notes will be convertible) will be deemed to be based on (i) the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders, in each case, per share of Common Stock. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The Company shall not become a party to any such Merger Event unless its terms are consistent with the foregoing.

The Company and the Trustee (and any Successor Person, if applicable) will, concurrently with the effective time of the Merger Event, execute a supplemental indenture to effect the requirements therefor pursuant to this Indenture. If the Reference Property for such Merger Event includes shares of stock or other securities or assets of a Person other than the Company, for such Merger Event, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders. The Company will cause notice of the execution of such supplemental indenture to be mailed to each Holder, in the manner provided for in Section 14.01, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

In the event a supplemental indenture is executed pursuant to this Section 10.10, the Company will promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the type, amount and kind of cash, securities or property that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

The above provisions of this Section 10.10 shall similarly apply to any successive Merger Event.

Section 10.11 Responsibility of Trustee for Conversion Provisions.

The Trustee, subject to the provisions of Section 7.02, and any Conversion Agent will not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent, if not the Company, shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.02, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

Section 10.12 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate pursuant to Section 10.04;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company will cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Register, as promptly as possible but in any event at least 45 Scheduled Trading Days prior to the applicable date hereinafter specified, a written notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 10.13 Limit on Events Resulting in a Conversion Rate Increase.

Notwithstanding anything to the contrary in this Article 10, certain listing standards of the Nasdaq Global Select Market may limit the amount by which the Company may increase the conversion rate pursuant to the events described in Sections 10.04(b) to 10.04(e). These standards generally require the Company to obtain the approval of the Company’s stockholders before entering into certain transactions that potentially result in the issuance of the Common Stock upon conversion of the Notes at a Conversion Price less than the greater of book or market value (determined in accordance with applicable guidelines of the Nasdaq Global Select Market) unless the Company obtains stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on the Nasdaq Global Select Market. Accordingly, the Company shall not enter into any transaction, or take any other voluntary action, other than as described in Section 10.04(a) above, that would result in the Conversion Price of the Notes being reduced below the market price of the Notes as determined in accordance with the applicable guidelines of the Nasdaq Global Select Market, without complying, if applicable, with the stockholder approval rules contained in such listing standards.

ARTICLE XI.

PAYMENT OF INTEREST

Section 11.01 Payment of Interest. The Company will pay interest on the Notes at a rate of 6.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing on December 15, 2012. Interest on a Note shall be paid to the Holder in whose name such Note was registered at the Close of Business on June 1 or December 1 (each, a “Regular Record Date”), whether or not a Business Day, as the case may be, immediately preceding the relevant Interest Payment Date, and shall be computed on the basis of a 360-day year composed of twelve 30-day months. Payment of the Interest Make-Whole Premium, the Fundamental Change Repurchase Price, Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date. If the Conversion Date for a Note occurs after a Regular Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note on such Regular Record Date notwithstanding the conversion of such Note.

Section 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), will forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 11.02(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest

(a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be provided in the manner provided for in Section 14.01, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company in writing to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Section 2.06 and Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE XII.

PROVISIONAL REDEMPTION

Section 12.01 Right to Redeem.

(a) Provisional Redemption by the Company.

(i) Prior to June 15, 2015, the Company may not redeem the Notes. On or after June 15, 2015, the Company may, at its option, redeem any or all of the Notes, except for the Notes that the Company is required to repurchase pursuant to Article 3, if (i) the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in the period of 30 consecutive Trading Days ending within the five Trading Days immediately prior to the date on which the Company provides Notice of Redemption exceeds 150% of the applicable Conversion Price in effect on each such Trading Day and (ii) there is no Event of Default continuing that has not been cured or waived pursuant to Section 6.04 on or before on the Redemption Date (a “Provisional Redemption”).

(ii) If the Company elects to redeem Notes pursuant to a Provisional Redemption, the redemption price (the “Redemption Price”) will be equal to 100% of the principal amount of Notes being redeemed, together with accrued and unpaid interest to, but not including, the Redemption Date (or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing), plus, if the Redemption Date occurs prior to June 15, 2017, the applicable Make-Whole Premium in connection with such Provisional Redemption; provided, however, that, notwithstanding the foregoing or Section 12.01(a)(iii), if Notes are redeemed on a date that is after the Close of Business on a Regular Record Date and prior to the Close of Business on the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the Principal Amount of the Notes being redeemed pursuant to the Provisional Redemption is paid, and the Company shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date and the Make-Whole Premium payment, if any, made on such Notes to converting or redeeming Holders shall be equal to the sum of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for pursuant to this Section 12.01(a), calculated as described pursuant to Section 12.01(a)(iii). Any Notes redeemed by the Company pursuant to this Section 12.01(a) will be paid for in cash except for any non-cash portion of the Make-Whole Premium, if any.

(iii) In addition, if the Company redeems Notes as provided in this Section 12.01(a) prior to June 15, 2017, the Company will make a payment (the “Make-Whole Premium”) in cash, shares of Common Stock or a combination of cash and shares of Common Stock (in each case subject to applicable law including, in the case of shares of Common Stock, applicable securities law), at the Company’s option, equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the Redemption Date through June 15, 2017 (excluding interest accrued to, but excluding, the Redemption Date) or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing. Subject to Section 12.01(a)(iv), if the Company elects to pay some or all of the Make-Whole Premium in shares of Common Stock, then the number of shares of Common Stock a Holder will receive shall be that number of shares that have a value equal to the amount of the Make-Whole Premium payment to be paid to such Holder in shares of Common Stock, divided by the Discounted Average Stock Price. The Company will make these Make-Whole Premium payments on all Notes called for Provisional Redemption prior to June 15, 2017, including Notes subject to Provisional Redemption that are converted after the date the Company delivered Notice of Redemption. Notwithstanding the foregoing, if the Company sets a Redemption Date between a Regular Record Date and the corresponding Interest Payment Date, the Company will not pay accrued interest to any redeeming Holder, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the holder of record on such a Regular Record Date.

(iv) Notwithstanding anything to the contrary in this Section 12.01(a), if the Company elects to pay some or all of the Make-Whole Premium in shares of Common Stock, any such payment will be made in shares of Common Stock that do not constitute “restricted securities” (as defined in Rule 144). In addition, any such payment will be made in accordance with the continued listing requirements of the NASDAQ Global Select Market. In the event that the Company is prohibited under the listing requirements of the NASDAQ Global Select Market from delivering shares of Common Stock as payment for the Make-Whole Premium, the Company shall make such payment of Make-Whole Premium in cash.

(b) No Notes may be redeemed by the Company pursuant to a Provisional Redemption if (x) the principal amount of the Notes has been accelerated (except in the case of an acceleration resulting from a default by the Company in the payment of the relevant Redemption Price), and such acceleration has not been rescinded, on or prior to the relevant Redemption Date and/or (y) the Company has failed to pay any interest due on the Notes and such failure to pay is continuing.

(c) Except as provided in this Section 12.01, the Notes will not be redeemable by the Company.

Section 12.02 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed pursuant to a Provisional Redemption, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof by lot or by any other method that the Trustee considers fair and appropriate (in the case of Global Notes, in accordance with Applicable Procedures), subject to the rules and procedures of the Depositary, unless otherwise required by law or applicable stock exchange requirements; provided however that no Note of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection within 7 days from its receipt of the Notice of Redemption from the Company delivered pursuant to Section 12.03 from outstanding Notes not previously called for redemption.

Section 12.03 Notice of Redemption. Not more than 45 Scheduled Trading Days but not less than 30 Scheduled Trading Days prior to a Redemption Date in connection with a Provisional Redemption the Company shall mail a written notice of redemption (a “Notice of Redemption”) by first-class mail, postage prepaid (in the case of Notes held in book entry form, by electronic transmission), to the Trustee, the Paying Agent and each Holder of Notes to be redeemed, at their addresses set forth in the Register.

The Notice of Redemption shall state:

(i) the Notes to be redeemed;

(ii) the Redemption Date;

(iii) the Redemption Price (or, to the extent the relevant Redemption Price is based on a component that is not available at the time of such Notice of Redemption, the applicable formula for determining such component);

(iv) the applicable Conversion Rate and applicable Conversion Price;

(v) the name and address of the Paying Agent and Conversion Agent;

(vi) that, if the Notes are convertible at such time pursuant to Section 10.01(a), Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price such date on which the Company pays the Redemption Price), at which time the right of the Holder to convert such Notes called for redemption will expire;

(vii) that Holders who want to convert Notes must satisfy the requirements therefor set forth therein and in this Indenture;

(viii) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(ix) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are held other than in global form) and Principal Amounts of the particular Notes to be redeemed;

(x) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(xi) the CUSIP number of the Notes.

At the time that such Notice of Redemption is provided, the Company will issue a press release containing this information and make such information available on the Company’s website or through such other public medium as the Company may use at that time.

At the Company’s written request delivered at least five Business Days prior to the date such Notice of Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 12.04 Effect of Notice of Redemption. Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the relevant Redemption Price.

Section 12.05 Deposit of Redemption Price. If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes for which a Notice of Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note.

Section 12.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part pursuant to a Provisional Redemption, the Company will execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination, which shall be $1,000 or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall not be required to register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Trustee selects a portion of a Holder’s Notes for Provisional Redemption and the Holder converts a portion of such Holder’s Notes, the converted portion of such Holder’s Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

ARTICLE XIII.

NOTE GUARANTEES

Section 13.01 Guarantee.

(a) Subject to this Article 13, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, interest (including any Additional Interest) on, the Interest Make-Whole Premium, if any, the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, required repurchase, redemption or otherwise, and interest on the overdue principal of, interest (including any Additional Interest) on, the Interest Make-Whole Premium, if any, the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 13.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 13.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If, at any time after the date of this Indenture, (x) the Company or any of its Subsidiaries creates or acquires a new Subsidiary that has total assets of value greater than $3.0 million, or (y) the Japanese Subsidiary has total assets of value greater than $10.0 million, the Company will cause such Subsidiary to (i) provide a Note Guarantee pursuant to a supplemental indenture in the form of Exhibit E attached hereto, (ii) deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date of the supplemental indenture to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding agreement of such Subsidiary, enforceable in accordance with its terms (subject to customary exceptions) and (iii) otherwise comply with the provisions of this Article 13 including, but not limited to, endorsing and delivering a notation of Note Guarantee in the form of Exhibit D attached hereto.

Section 13.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 13.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) subject to Section 13.05, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clause (ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 13.05 Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or another Guarantor, then the corporation acquiring the property will be released and relieved of any obligations under the Note Guarantee;

(b) Upon delivery by the Company to the Trustee of an Officer’s Certificate certifying that the value of total assets of any Guarantor is equal to or less than $3.0 million, or, with respect to the Japanese Subsidiary, $10.0 million, then such Guarantor will be released and relieved of any obligations under the Note Guarantee;

(c) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the Note Guarantee of a Guarantor has been released in accordance with Section 13.05(a) or (b) the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee; and

(d) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 13.05 will remain liable for the full amount of the principal of, interest (including any Additional Interest) on, the Interest Make-Whole Premium, if any, the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 13.

ARTICLE XIV.

MISCELLANEOUS

Section 14.01 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by electronic transmission in PDF format or facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company and/or any Guarantor:

Mindspeed Technologies, Inc.

4000 MacArthur Boulevard, East Tower, Newport Beach,

California 92660-3095

Attention: Legal Department

Fax: 949-579-3010

if to the Trustee, the Registrar, the Paying Agent, the Conversion

Agent or the Bid Solicitation Agent:

Wells Fargo Bank, National Association

707 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90017,

Attention: Corporate Trust Services – Administrator for Mindspeed Technologies,

Inc. 6.75% Convertible Senior Note due 2017

The Company, any Guarantor or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears in the Register and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, the Paying Agent and the Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar, the Paying Agent and the Conversion Agent at the same time it mails the notice to the Holders.

Section 14.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the initial issuance of Notes hereunder on the Issue Date.

Section 14.03 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 4.04 or Section 4.09) provided for in this Indenture shall include:

(a) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the view or opinion (as applicable) of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion (as applicable) as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the view or opinion (as applicable) of such Person, such covenant or condition has been complied with.

Section 14.04 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.05 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 14.06 Governing Law; Waiver of Jury Trial. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND THE HOLDERS BY THEIR PURCHASE OF NOTES HEREUNDER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 14.07 No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company or the Guarantors shall have any liability for any obligations of the Company under the Notes, this Indenture or any Guarantor’s obligation under its Note Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 14.08 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the written request of such Holder.

Section 14.09 Successors. All agreements of the Company, the Guarantors, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture, the Notes and the Note Guarantees shall bind their respective successors.

Section 14.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.11 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.12 Force Majeure. The Trustee, the Registrar, the Paying Agent and the Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 14.13 Submission to Jurisdiction. The Company and each of the Guarantors (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any federal court with applicable subject matter jurisdiction sitting in the City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 14.14 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of the page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed as of the date first written above.

MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Stephen N. Ananias
Name:	Stephen N. Ananias
Title:	Senior Vice President and Chief Financial Officer

MINDSPEED DEVELOPMENT SUB, INC., as Guarantor

By:	/s/ Stephen N. Ananias
Name:	Stephen N. Ananias
Title:	Treasurer and Assistant Secretary

PICOCHIP, LLC, as Guarantor

By:	/s/ Stephen N. Ananias
Name:	Stephen N. Ananias
Title:	President and Treasurer

MAKER COMMUNICATIONS, INC., as Guarantor

By:	/s/ Stephen N. Ananias
Name:	Stephen N. Ananias
Title:	President and Treasurer

MINDSPEED TECHNOLOGIES, LLC, as Guarantor

By:	/s/ Stephen N. Ananias
Name:	Stephen N. Ananias
Title:	Sole Manager

PLATINUM ACQUISITION (UK), LIMITED, as Guarantor

By:	/s/ Stephen N. Ananias
Name:	Stephen N. Ananias
Title:	Director

Signature Page to the Indenture

MINDSPEED TECHNOLOGIES U.K., LIMITED, as Guarantor

By:	/s/ Stephen N. Ananias
Name:	Stephen N. Ananias
Title:	Director

Signature Page to the Indenture

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

Wells Fargo Bank, National Association, not in its individual capacity but solely as Trustee

By:	/s/ Michael Tu
Name:	Michael Tu
Title:	Assistant Vice President

Signature Page to the Indenture

SCHEDULE A

ADDITIONAL SHARES TABLE

	Stock Price
Effective Date	$3.00	$3.50	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$8.50	$9.00	$9.50	$10.00

June 19, 2012	76.891	55.090	40.376	30.040	22.555	12.809	7.114	3.682	2.514	1.612	0.926	0.425

June 15, 2013	76.676	53.961	38.921	28.554	21.177	11.776	6.409	3.227	2.157	1.337	0.722	0.283

June 15, 2014	74.053	50.515	35.387	25.282	18.311	9.770	5.110	2.437	1.556	0.892	0.409	0.087

June 15, 2015	71.953	46.523	30.902	21.009	14.554	7.212	3.547	1.601	1.002	0.578	0.290	0.112

June 15, 2016	70.118	40.385	23.534	14.069	8.710	3.681	1.627	0.639	0.354	0.165	0.054	0.005

June 15, 2017	76.923	29.304	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Sch. A-1

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST TWELVE MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CUSIP No.: 602682 AD

8ISIN No.: US602682AD86

No.: [            ]

Principal Amount $[        ]

[as revised by the Schedule of Increase

sand Decreases in the Global Note attached hereto]

MINDSPEED TECHNOLOGIES, INC.

6.75% Convertible Senior Note due 2017

Mindspeed Technologies, Inc., a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[            ] on June 15, 2017 (the “Maturity Date”).

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

[Remainder of the page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

MINDSPEED TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

Signature Page to Note

[FORM OF REVERSE OF NOTE]

MINDSPEED TECHNOLOGIES, INC.

6.75% Convertible Senior Note due 2017

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.75% Convertible Senior Notes due 2017 (the “Notes”), initially issued in the aggregate principal amount of $32,000,000, all issued or to be issued under and pursuant to an Indenture dated as of June 19, 2012 (the “Indenture”), among the Company, each of the Guarantors party thereto and Wells Fargo Bank, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of the outstanding Notes, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the obligations of the Company under the Notes and the Indenture will be guaranteed by certain Subsidiaries of the Company.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Interest Make-Whole Premium, the Redemption Price, and the Fundamental Change Repurchase Price when due and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, the Interest Make-Whole Premium, if any, and accrued and unpaid interest, including Additional Interest, if any, on, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

No sinking fund is provided for the Notes. All or, in certain cases, any portion (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) of the outstanding Notes are subject to redemption, at the option of the Company during certain periods, upon the occurrence of certain conditions and subject to certain exceptions, at a price equal to the Redemption Price, as specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock together with cash in lieu of any fractional shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture and receive Interest Make-Whole Premium, if applicable.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Note into shares of Common Stock of the Company, check the box  ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000 in excess thereof):

If you want any stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Mindspeed Technologies, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Mindspeed Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (which amount must be $0 or an integral multiple of $1,000):

By:
Authorized Signatory

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

[FORM OF TRANSFER CERTIFICATE]

6.75% Convertible Senior Notes due 2017

Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $         principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐ A transfer of the Surrendered Notes is made to the Company or any of its Subsidiaries; or

☐ The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

The undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act.

Date:

By:

B-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

[RESTRICTED STOCK LEGEND]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST TWELVE MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 6.75% CONVERTIBLE SENIOR NOTES DUE 2017; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1

EXHIBIT D

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 19, 2012 (the “Indenture”) among MINDSPEED TECHNOLOGIES, INC., a Delaware corporation (the “Company”), each of the Guarantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, interest (including any Additional Interest) on, the Interest Make-Whole Premium, if any, the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes, whether at maturity, by acceleration, required repurchase, redemption or otherwise, the due and punctual payment of interest on the overdue principal of, interest (including any Additional Interest) on, the Interest Make-Whole Premium, if any, the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes, if lawful, and all the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

MINDSPEED DEVELOPMENT SUB, INC., as Guarantor

By:
Name:
Title:

PICOCHIP, LLC, as Guarantor

By:
Name:
Title:

MAKER COMMUNICATIONS, INC., as Guarantor

By:
Name:
Title:

D-1

EXHIBIT D

MINDSPEED TECHNOLOGIES, LLC, as Guarantor

By:
Name:
Title:

PLATINUM ACQUISITION (UK), LIMITED, as Guarantor

By:
Name:
Title:

MINDSPEED TECHNOLOGIES U.K., LIMITED, as Guarantor

By:
Name:
Title:

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of MINDSPEED TECHNOLOGIES, INC. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 19, 2012 providing for the issuance of 6.75% Convertible Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 13 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

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WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND THE HOLDERS BY THEIR PURCHASE OF NOTES UNDER THE SUPPLEMENTAL INDENTURE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

MINDSPEED TECHNOLOGIES, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

Wells Fargo Bank, National Association, as Trustee

By:
Name:
Title:

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